Exhibit 99.1

Contact:	Scott Meyerhoff
Private Business, Inc.
678-728-4464
PRIVATE BUSINESS, INC. FILES REGISTRATION STATEMENT
FOR PROPOSED SECONDARY OFFERING OF COMMON STOCK
NASHVILLE, Tennessee (April 26, 2006) — Private Business, Inc. (NASDAQ:PBIZ), (“PBiz”), a provider of a suite of technology-based products and services to community financial institutions and small businesses, today filed a registration statement on Form S-1 with the Securities and Exchange Commission in connection with a secondary public offering of its common stock. The proposed offering proceeds from the sale of common stock covered by the registration statement is $75,000,000. Furthermore, the underwriter will be granted a 30-day option to purchase an additional 15% of the common stock to cover over-allotments.
PBiz intends to use the proceeds from the offering as follows:
•	approximately $19.1 million to repay the outstanding amount under its $19.75 million credit facility with Bank of America, N.A.;

•	approximately $2.1 million to purchase and retire the outstanding shares of its Series B Preferred Stock; and

•	approximately $32.1 million to purchase and retire all of the outstanding shares of its Series A Preferred Stock and Series C Preferred Stock held by Lightyear PBI Holdings, LLC (“Lightyear”) and $1.2 million to purchase and cancel the common stock warrants that PBiz issued to Lightyear in 2006.
PBiz intends to use the remaining proceeds to fund its business strategy, for working capital and for general corporate purposes, including potential future acquisitions.
The purchase of preferred stock and warrants from Lightyear using offering proceeds as described above is in connection with a restructuring of Lightyear’s current beneficial ownership of approximately 54% of PBiz’s common stock. Pursuant to a Redemption and Recapitalization Agreement dated April 25, 2006 between PBiz and Lightyear, the warrants issued to Lightyear in connection with the issuance of the Series A Preferred Stock will be recapitalized into 14.9% of PBiz common stock immediately following the closing of the offering, with the percentage being calculated according to a formula that takes into account outstanding options and shares that PBiz may be obligated to issue in the future.
Friedman Billings Ramsey will serve as the sole book-running manager for the proposed offering.
When available, a copy of the prospectus relating to these securities may be obtained from Friedman Billings Ramsey, 1001 Nineteenth Street North, Arlington, Virginia 22209.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About PBiz
PBiz provides a suite of technology-based products and services to community financial institutions and small businesses, including core data processing, item processing and check imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, a teller automation system, turn-key leasing solutions, financial institution website design and hosting and retail inventory management services.
For more information about PBiz, or its line of products for community financial institutions, please visit us on the web at www.pbizinc.com or contact marketing via email at pbiz@pbizinc.com or call, 800-235-5584.
Safe Harbor Statement
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the Company’s ability to successfully complete the proposed offering, restructure its relationship with Lightyear, achieve its growth plans and to identify, complete, or integrate acquisitions. These risks and uncertainties are in addition to other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
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